UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
  _________

FORM 8-K
_________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2014

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On October 16, 2014, the Company entered into Incremental Amendment No. 1 (the “Amendment”), among Crown Americas LLC (“Crown Americas”), a wholly-owned indirect subsidiary of the Company, as U.S. Borrower, Deutsche Bank AG New York Branch, as administrative agent for the Term A Lenders (as defined in the Credit Agreement (as defined below)), TD Bank, N.A., The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., to the Company’s Credit Agreement dated as of December 19, 2013, as amended (the “Credit Agreement”). The Amendment, among other changes, establishes a new facility to allow for Additional Term A Loans (as defined in the Credit Agreement) in the amount of $75,000,000 to be used in connection with, among other purposes, the previously announced acquisition of EMPAQUE from affiliates of Heineken N.V.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2014	CROWN HOLDINGS, INC.

	By:	/s/ Kevin C. Clothier
	Name:	Kevin C. Clothier
	Title:	Vice President and Corporate Controller

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